Exhibit 99.1

CONTACTS:

Solexa, Inc. John West, CEO 510/670-9300 John.West@solexa.com

Press Contact: Northbank Communications Sue Charles, CEO +44 (0)20 7886 8152 s.charles@northbankcommunications.com	Investor Contacts: Lippert/Heilshorn & Associates Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) 310/691-7100

Solexa Names Linda Rubinstein Vice President and CFO

HAYWARD, Calif. (March 29, 2005) — Solexa, Inc. (Nasdaq: SLXA) today announced the appointment of Linda Rubinstein, 38, as vice president, effective March 22, 2005. Ms. Rubinstein will assume the position of chief financial officer following the filing of Solexa’s annual report on Form 10-K for the year ended December 31, 2004. Kathy San Roman, who currently holds the position of acting chief financial officer, will continue as Solexa’s vice president of human resources and administration.

“We are extremely fortunate to bring on board an executive with Linda’s financial, operations and strategic planning expertise within the life sciences sector,” said John West, Solexa’s chief executive officer. “Linda’s biotechnology industry and health care banking experience further strengthens our management team at this important juncture as we prepare for the introduction of our first commercial DNA sequencing system based on Cluster-SBS technology by the end of this year.”

Ms. Rubinstein brings to Solexa more than 16 years of life sciences industry and financial experience. As principal of RDJ Advisors, a financial and business operations consulting firm, she provided strategic planning and financial transaction expertise to biotechnology companies. Previously, Ms. Rubinstein served as vice president of finance of privately held ChemoCentryx, Inc., where she developed and implemented the financial strategy that took the company from early-stage drug discovery into clinical development. Among her responsibilities at ChemoCentryx, she served on the executive and development committees, directed intellectual property and oversaw operations.

Prior to joining ChemoCentryx, Ms. Rubinstein was senior vice president in the Global Healthcare Group of Lehman Brothers, where she assisted clients with financing and strategic transactions. In this capacity, she worked with a team of Lehman Brothers research analysts and McKinsey & Company consultants to analyze the impact of genomics on drug discovery and implications for pharmaceutical industry structure. This work was published in 2001 by Lehman Brothers research as The Fruits of Genomics. Prior to Lehman Brothers, she worked in investment banking at Scully Brothers & Foss and Merrill Lynch Capital Markets.

Ms. Rubinstein sits on the boards of Jewish Vocational Service of San Francisco and Impact Bay Area. She earned B.A. and M.A. degrees in economics from the University of California, Los Angeles.

About Solexa

Solexa, Inc is developing and preparing to commercialize a new platform for genetic analysis, based on Sequencing-by-Synthesis (SBS) and molecular arrays. This one platform is expected to support many types of genetic analysis, including DNA sequencing, gene expression, genotyping and micro-RNA analysis. This technology can potentially generate over a billion bases of DNA sequence from a single experiment with a single sample preparation. Solexa’s long-term goal is to reduce the cost of human re-sequencing to a few thousand dollars for use in a wide range of applications from basic research through the development and implementation of personalized medicine. The company anticipates an initial product launch by the end of 2005. For further information, please visit www.Solexa.com or www.lynxgen.com.

This press release contains “forward-looking” statements, including statements related to the current views of Solexa management as to future products, product development, the expansion and success of Solexa’s commercial application of its genomics technologies, and the future financial performance of Solexa. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” and similar expressions are intended to identify forward-looking statements. There can be no assurance that such expectations of any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. There are a number of important factors that could cause the results of Solexa to differ materially from those indicated by these forward-looking statements including, among others, risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003, as amended, its Quarterly Report on Form 10-Q for the period ended September 30, 2004 and its Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) on January 24, 2005. Solexa does not undertake any obligation to update forward-looking statements.

#   #   #

2